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                                                                   Exhibit 10.11



                              May 28, 1997



American Commercial Finance Corporation
433 South Main Street
West Hartford, CT 06110

Gentlemen:

        This letter sets forth certain agreements among you ("ACFC"), Industrial Technologies, Inc. ("ITI") and Intec Europe, Ltd. ("INTEC" and collectively, with ITI, the "BORROWERS"), Gerald W. Stewart and Joseph Schlig (collectively, the "FIDELITY GUARANTORS"), and Intec Corp. (the "CORPORATE GUARANTOR" and collectively, with the Fidelity Guarantors, the "GUARANTORS"). The Borrowers and Guarantors are sometimes referred to below as the "OBLIGORS".

        The Borrowers and ACFC are parties to the Commercial Revolving Loan, Demand Loan and Security Agreement dated November 1, 1996, as amended by letter agreement in December, 1996 (collectively, the "LOAN AGREEMENT"), and the "Financing Agreements", as defined in the Loan Agreement. Capitalized terms not expressly defined herein shall have the definitions assigned to them in the Loan Agreement.

        The Borrower and the Corporate Guarantor acknowledge that each of them is unconditionally indebted to ACFC, as borrower or guarantor, and the Fidelity Guarantors acknowledge that each of them is obligated to ACFC as fidelity guarantor, with respect to the debts listed on Exhibit A attached hereto (the "INDEBTEDNESS") in the amounts set forth on Exhibit A attached hereto, plus interest accrued and accruing thereon and costs and expenses of collection, including, without limitation, attorneys' fees. Additionally, as of the date hereof, the Obligors acknowledge that they have no defense, offset, recoupment or counterclaim to their obligations with respect to the Indebtedness and further that they have no other claim whatsoever against ACFC (whether arising in contract, tort or otherwise) with respect to the Indebtedness or any other matter whatsoever.

        The Obligors have requested that ACFC: (i) extend to the Borrowers a new term loan in the original principal amount of $500,000 (the "NEW TERM LOAN"); and (ii) modify certain other terms and conditions of the Loan Agreement (collectively, the "ACCOMMODATIONS").
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        ACFC has agreed to extend the Accommodations but only on the following terms and conditions:

        1. As an inducement to and in consideration of ACFC's agreements contained herein, each of the Obligors represents, warrants and acknowledges to ACFC that (a) all representations and warranties contained in the documents executed in connection with the Indebtedness (the "LOAN DOCUMENTS") are true and correct on and as of the date hereof and are incorporated herein by reference and hereby remade; (b) the resolutions previously adopted by the Board of Directors of the Borrowers and provided to ACFC have not in any way been rescinded or modified and are now in full force and effect, except to the extent that they have been modified or supplemented to authorize this Agreement and the transactions described herein; (c) no Event of Default (as defined in the Loan Documents) has occurred under any of the Loan Documents and no condition exists which would constitute an Event of Default thereunder but for the giving of notice or passage of time, or both; and (d) the consummation of the transactions contemplated hereby is not prevented or limited by, nor does it conflict with or result in a breach of the terms, conditions or provisions of, any evidence of indebtedness, agreement or instrument of whatever nature to which any of the Obligors is a party or by which any of them is bound, nor does such consummation constitute a default under any of the foregoing, nor does such consummation violate any federal, state or local law, regulation or order of any court or agency which is binding upon any of the Obligors.

        2. ACFC agrees to modify the Loan Agreement as follows:

                (a) The first "WHEREAS" clause on page 1 of the Loan Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

                "WHEREAS, Borrower has requested Lender to extend to Borrower
                (a) a revolving loan in the maximum aggregate principal amount of up to $1,500,000 (the "REVOLVING LOAN") (b) a demand loan in the original principal amount of $500,000 (the "DEMAND LOAN"), and (c) a term loan in the original principal amount of $500,000 (the "TERM LOAN", and together with the Revolving Loan and the Demand Loan, the "Loans")."

                (b) The definitions of "Loan" and "Loans" on page 6 of the Loan Agreement are hereby deleted in their entirety and the following is substituted in lieu thereof:

                "Loan" means a Revolving Loan, the Demand Loan or the Term Loan and "Loans" means the Revolving Loans, the Demand Loan and the Term Loan."
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                (c) The definition of "Notes" on page 7 of the Loan Agreement is hereby deleted in its entirety and the following in substituted in lieu thereof:

                "Notes" means the Revolving Promissory Note, the Demand Promissory Note and the Term Promissory Note."

                (d) The following definitions are inserted at the end of Section
1.1 of the Loan Agreement:

                "Term Loan" shall have the meaning assigned in Section 3.1 hereof.

                "Term Promissory Note" shall have the meaning assigned in
                Section 3.1 hereof."

                (e) The title of Article III of the Loan Agreement is hereby amended to "Demand Loan and Term Loan"; the references to the "Demand Loan" in
Section 3.3 are amended in each case to "Demand Loan and Term Loan"; and the following sentences are added to the end of Section 3.1:

                "Subject to the terms and conditions contained in this Agreement, and so long as no Defaulting Event has occurred and so long as the Connecticut Development Authority has purchased a 100% participation interest therein on terms acceptable to Lender in Lender's sole discretion, Lender agrees to make a term loan (the "TERM LOAN") to Borrower in the original principal amount of $500,000. In addition to this Agreement, the Term Loan shall be evidenced by a Term Promissory Note payable to Lender in the form of Exhibit C attached hereto (the "TERM PROMISSORY NOTE").

                (f) The following is added immediately following Section 13.1(c) of the Loan Agreement:

                "(d) TERM LOAN. The Term Loan shall be repaid as set forth in the Term Promissory Note. The Borrower may not prepay the principal balance of the Term Note."

        3. Although consent is not required therefor by the Loan Agreement, the Obligors nevertheless hereby consent to the sale by ACFC to the Connecticut Development Authority (the "CDA") of a 100% participation interest in the Term Loan (the "CDA PARTICIPATION"), and the Obligors hereby consent to the release by ACFC to the CDA of any and all information (including without limitation, financial information) pertaining to Obligors as ACFC, in its sole discretion, may from time to time deem appropriate.
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        4. Contemporaneously herewith, Borrower shall execute and deliver to
ACFC the Term Note, which shall evidence the New Term Loan.

        5. Contemporaneously herewith, the Obligors shall execute and deliver such documents as ACFC shall require and as CDA shall require in connection with the CDA Participation.

        6. The Guarantors acknowledge and consent to the Accommodations and further acknowledge and affirm that their Guaranty Agreements dated as of November 1, 1996 remain in full force and effect and continue to apply to the Indebtedness, including without limitation, the Indebtedness evidenced by the Term Note, subject in the case of the Fidelity Guarantors to the terms and limitations of the Fidelity Guaranties.

        7. The Borrowers acknowledge and agree that all indebtedness, liabilities and obligations of the Borrowers to ACFC, including without limitation the Indebtedness evidenced by the Term Note, shall continue to be secured by a first lien on and security interest in all of the Borrower's assets.

        8. The Borrowers agree to pay the reasonable legal fees and expenses incurred by ACFC in connection with this Agreement and the transactions contemplated hereby. Nothing herein shall be construed to limit the Borrower's obligations to pay fees, expenses and costs pursuant to the terms of the Loan Documents. The Borrowers hereby authorize ACFC to, at ACFC's sole option, charge such fees and expenses to the Loan.

        9. This Agreement and the other Loan Documents constitute the entire understanding and agreement among the parties hereto and supersede any prior or contemporaneous oral understanding with respect to the subject matter hereof. Except as expressly modified herein, the Loan Documents remain unmodified and in full force and effect in accordance with their terms. To the extent there is a conflict between this Agreement and the Loan Documents, the terms of this Agreement shall prevail.

        10. Notwithstanding anything herein or in the Loan Documents to the contrary, ACFC acknowledges that the Corporate Guarantor has been unable to obtain a certificate of good standing from the State of Delaware due to the need to file certain tax returns, and that the Corporate Guarantor is making every effort to obtain such good standing certificate, but that the Corporate Guarantor will not be able to obtain such certificate by the anticipated closing of the New Term Loan. Accordingly, ACFC hereby waives the requirement that the Corporate Guarantor obtain such certificate in advance of the closing of the New Term Loan, provided, however, that the Corporate Guarantor and the Borrowers shall continue to diligently pursue such certificate and shall notify ACFC immediately upon obtaining the same.
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        If the foregoing is in accordance with your agreement, please indicate the same by signing below.

                                         Very truly yours,

                                         INDUSTRIAL TECHNOLOGIES, INC.

                                         By: /s/ G.W. Stewart
                                             ---------------------------------
                                         Its Chairman/CEO

                                         INTEC EUROPE, LTD.

                                         By: /s/ G.W. Stewart
                                             ---------------------------------
                                         Its Chairman/CEO

                                         INTEC CORP.

                                         By: /s/ G.W. Stewart
                                             ---------------------------------
                                         Its Chairman/CEO


                                         /s/ Joseph Schlig
                                         -------------------------------------
                                         Joseph Schlig, individually as
                                         Fidelity Guarantor


                                         /s/ G.W. Stewart
                                         -------------------------------------
                                         Gerald W. Stewart, individually as
                                         Fidelity Guarantor


Reviewed and Agreed to this 28th day of May, 1997:

AMERICAN COMMERCIAL
FINANCE CORPORATION

By: /s/ Richard Mount
    --------------------------
Its
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                                   EXHIBIT A


        (a) demand revolving loan (the "REVOLVING LOAN") extended by ACFC to Borrowers in the original principal amount of $1,500,000 which is evidenced by, among other things, the Loan Agreement and the Revolving Promissory Note dated November 1, 1996 (the "REVOLVING PROMISSORY NOTE") the current principal balance as of May 19, 1997 of which is $749,304.42; and

        (b) a demand loan extended by ACFC to Borrowers in the original principal amount of $500,000 which is evidenced by, among other things, the Loan Agreement and a Demand Note dated November 1, 1996, the current principal balance as of May 19, 1997 of which is $500,000.

        (c) all interest accrued and accruing on the foregoing; all fees and other charges arising in connection therewith, as set forth in the Loan Agreement; and all fees, costs and expenses and other obligations that may arise and are within the definition of Obligations.